Exhibit 10.2

THIRD AMENDMENT TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

AND

WARRANT ISSUED FEBRUARY 10, 2025

SECOND AMENDMENT TO WARRANT ISSUED NOVEMBER 26, 2024

This (a) Third Amendment to Senior Secured Convertible Promissory Note and Warrant Issued February 10, 2025 and (b) Second Amendment to Warrant Issued November 26, 2024 (collectively, the “Agreement”), dated and effective June 16, 2025 (the “Effective Date”), amends that certain (i) Senior Secured Convertible Promissory Note in the principal amount of $18,150,000, dated February 10, 2025 and amended on April 9, 2025 and April 10, 2025 (the “Promissory Note”), by and between Red Cat Holdings, Inc., a Nevada corporation (the “Company”), and Lind Global Asset Management XI LLC, a Delaware limited liability company (the “Lind XI”); (ii) Common Stock Purchase Warrant to purchase up to 1,000,000 shares of the Company’s common stock, issued from the Company to Lind XI on February 10, 2025 and amended on April 9, 2025 and April 10, 2025 (the “2025 Warrant”) and (iii) Common Stock Purchase Warrant to purchase up to 326,000 shares of the Company’s common stock, issued from the Company to Lind Global Asset Management X LLC, a Delaware limited liability company (“Lind X” and together with Lind XI, the “Holders”) on November 26, 2024 and amended on April 10, 2025 (the “2024 Warrant” and together with the 2025 Warrant, the “Warrants”). The Promissory Note and 2025 Warrant were issued pursuant to that certain Securities Purchase Agreement, dated as of February 10, 2025, between the Company and Lind XI and amended on April 10, 2025 (as amended and in effect from time to time, the “2025 Purchase Agreement”) and the 2024 Warrant was issued pursuant to that certain Securities Purchase Agreement, dated as of September 23, 2024, between the Company and Lind X and amended on November 26, 2024 (as amended and in effect from time to time, the “2024 Purchase Agreement” and together with the 2025 Purchase Agreement, the “Purchase Agreements”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Purchase Agreements, Promissory Note or Warrants, as applicable. Any amendments below to terms defined in the Promissory Note or Warrants and used in the Purchase Agreement, shall be deemed to amend such terms in the 2024 Purchase Agreement and 2025 Purchase Agreement, as applicable, as well.

WHEREAS, the Company is considering an equity financing transaction (the “Financing”) and in connection therewith, the Company and the Holders desire to amend the Promissory Note and Warrants on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Promissory Note. Effective as of the Effective Date, the Promissory Note is hereby amended as follows:

a. Section 1.4 of the Promissory Note is hereby deleted in its entirety and replaced with the following:

“1.4 [RESERVED].”

b. Section 3.1(a) of the Promissory Note is hereby amended and restated to read in its entirety as follows:

“(a) Conversion. Commencing on the earlier of (i) the date that is sixty (60) days from the Issuance Date and (ii) the date that the Registration Statement is declared effective, but in no event sooner than the date that is thirty (30) days from the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount that the Holder elects to convert (the “Conversion Amount”) by (y) the lower of (Y) the Conversion Price then in effect on the date (the “Conversion Date”) on which the Holder delivers a notice of conversion and (Z) the Repayment Share Price, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with Section 5.1 to the Maker; provided, that the Holder may not convert more than One Million Six Hundred Fifty Thousand Dollars ($1,650,000) in any calendar month without the Maker’s written consent. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the Conversion Date.”

c. The first sentence of Section 3.4(a) of the Promissory Note is hereby amended and restated to read in its entirety as follows:

“(a) Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time, other than for any event occurring between June 16, 2025 to June 20, 2025 for which no adjustments shall occur, as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):”

2. Amendment to 2025 Warrant. Effective as of the Effective Date, the 2025 Warrant is hereby amended as follows:

a. Section 5.4 of the 2025 Warrant is hereby amended and restated to read in its entirety as follows:

“5.4. Adjustments to Exercise Price Upon Issuance of Common Stock. Except from June 16, 2025 to June 20, 2025, in the event the Company shall at any time or from time to time issue or sell any additional shares of Common Stock or Common Stock Equivalents (“Additional Shares of Common Stock”), other than Exempted Securities, at an effective price per share (or issuable, convertible or exercisable at a price per share) that is less than the Exercise Price then in effect or without consideration (a “Dilutive Issuance”), then automatically and without further action by any Person the Exercise Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock (the “Base Share Price”). For purposes of clarification, the amount of consideration received for such Additional Shares of Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (i.e., warrants, rights of first refusal or other similar rights). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Additional Shares of Common Stock subject to this Section 5.4, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.4, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.”

3. Amendment to 2024 Warrant. Effective as of the Effective Date, the 2024 Warrant is hereby amended as follows:

a. Section 5.4 of the 2024 Warrant is hereby amended and restated to read in its entirety as follows:

“5.4 Adjustments to Exercise Price Upon Issuance of Common Stock. Except from June 16, 2025 to June 20, 2025, in the event the Company shall at any time or from time to time (but whether before or after the Issue Date) issue or sell any additional shares of Common Stock or Common Stock Equivalents (“Additional Shares of Common Stock”), other than Exempted Securities, at an effective price per share (or issuable, convertible or exercisable at a price per share) that is less than the Exercise Price then in effect or without consideration (a “Dilutive Issuance”), then automatically and without further action by any Person the Exercise Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock (the “Base Share Price”). For purposes of clarification, the amount of consideration received for such Additional Shares of Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (i.e., warrants, rights of first refusal or other similar rights). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Additional Shares of Common Stock subject to this Section 5.4, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.4, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.”

4. Limited Waivers. The Holders hereby agree to waive their rights pursuant to Sections 3.4(a)(v) and 4.1(g) of the Promissory Note, Sections 5.7 and 10 of the Purchase Agreements and Section 5.4 of the Warrants with respect to the Financing, provided that such waivers shall not survive past June 20, 2025. In addition, the Holder hereby grants the Company a waiver on its obligations under Section 9.1(d) of the Purchase Agreements through June 20, 2025. Except as expressly set forth herein, this Section 3 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Holders under the Transaction Documents (as such term is defined in the 2024 Purchase Agreement and 2025 Purchase Agreement, as applicable), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents, all of which shall otherwise continue in full force and effect.

5. Consideration. Each of the parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

6. Mutual Representations, Covenants and Warranties. Each of the parties, for themselves and for the benefit of each of the other parties hereto, represents, covenants and warrants that:

(a) Such party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such party and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such party is bound or affected; and

(c) Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

7. No Material Adverse Effect. The Company hereby represents and warrants to the Holders that there has been no occurrence of a Material Adverse Effect (as such term is defined in the 2024 Purchase Agreement and 2025 Purchase Agreement, as applicable) in respect of the Company, or the Company and its Subsidiaries taken as a whole, since the Issuance Date, and the Company has no knowledge of any Material Adverse Effect that is anticipated or expected to occur in the future.

8. Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

9. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Promissory Note to “Promissory Note”, “Note” “Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in each of the Warrants to “Warrant”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the 2024 Warrant and 2025 Warrant, as applicable, as modified or amended hereby.

10. Promissory Note and Warrants to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Promissory Note and Warrants and the terms and conditions thereof shall remain in full force and effect.

11. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise, other than the Purchase Agreements, Transaction Documents, the Promissory Note and the Warrants, which are amended as set forth herein.

12. Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of law principles except to the extent that United States federal law preempts Delaware law, in which case United States federal law (including, without limitation, copyright, patent and federal trademark law) shall apply, without reference to conflicts of law principles.

14. Heirs, Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall be able to assign this Agreement without the prior written consent of the other party; provided, that, either party can assign this Agreement to a successor to all or substantially all of its business to which this Agreement relates, whether by asset sale, merger, reorganization or otherwise.

15. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

COMPANY:		INVESTOR:

RED CAT HOLDINGS, INC.		LIND GLOBAL ASSET MANAGEMENT XI LLC

By:	/s/ Jeffrey Thompson	By:	/s/ Jeff Easton
Name:	Jeffrey Thompson	Name:	Jeff Easton
Title:	Chief Executive Officer	Title:	Authorized Person